Exhibit 3.39

STATE OF NEW JERSEY

DEPARTMENT OF THE TREASURY

FILING CERTIFICATE (CERTIFIED COPY)

Corporation Name:	HARRAH’S ATLANTIC CITY OPERATING COMPANY, LLC
Business Id:	0600310092
Certificate Number:	6000033522

I, THE TREASURER OF THE STATE OF NEW JERSEY, DO HEREBY CERTIFY, THAT THE ABOVE NAMED BUSINESS DID FILE AND RECORD IN THIS DEPARTMENT AN ORIGINAL CERTIFICATE ON September 28, 2007 AND THAT THE ATTACHED IS A TRUE COPY OF THIS DOCUMENT AS THE SAME IS TAKEN FROM AND COMPARED WITH THE ORIGINAL(S) FILED IN THIS OFFICE AND NOW REMAINING ON FILE AND OF RECORD.

IN TESTIMONY WHEREOF, I HAVE HEREUNTO SET MY HAND AND AFFIXED MY OFFICIAL SEAL AT TRENTON, THIS September 04, 2014 A.D.

/s/ Andrew P Sidamon - Eristoff
Andrew P Sidamon - Eristoff State Treasurer

VERIFY THIS CERTIFICATE ONLINE AT https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

CERTIFICATE OF FORMATION

OF

Harrah’s Atlantic City Operating Company, LLC

The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-19(b), hereby certifies:

FIRST: The name of the limited liability company is Harrah’s Atlantic City Operating Company, LLC (the “Company”).

SECOND: The address of the Company’s initial registered office in New Jersey is 830 Bear Tavern Road, Suite 305, Trenton, New Jersey 08628-1020 and the name of the registered agent at such address is Corporation Service Company.

THIRD: The initial operating agreement of the Company shall be adopted by the members, and the power to make, alter and repeal the operating agreement is reserved to the members.

FOURTH: The purpose for which the Company is formed is to engage in any activity within the purposes for which limited liability companies may be organized under the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-1 et seq., including the conduct of casino gaming.

FIFTH: Notwithstanding anything to the contrary contained in this Certificate, this Certificate shall be deemed to include all provisions required by the Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended and as may hereafter be amended from time to time (the “Casino Control Act”) and to the extent that anything contained herein or in the operating agreement of the Company is inconsistent with the

Casino Control Act, the provisions of such Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be stated in this Certificate, are herewith incorporated by reference.

SIXTH: This Certificate shall be generally subject to the provisions of the Casino Control Act and the rules and regulations of the New Jersey Casino Control Commission (the “Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Casino Control Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of membership interests and other interests in the Company and any membership interests in the Company are held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder will dispose of his interest in the Company; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require a certificate evidencing that any interest in the Company bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Casino Control Act, N.J.S.A. 5:12-82(d)(8), the Company shall have the absolute right to repurchase, at the market price or the purchase price, whichever is less, any membership interest or other interest in the Company, in the event that the Commission disapproves a transfer of such interests in accordance with the provisions of the Casino Control Act.

SEVENTH: The period of existence of the limited liability company is perpetual.

IN WITNESS WHEREOF, the undersigned hereby represents that she has the authority to execute this Certificate of Formation on behalf of the limited liability company and has certified this as her act and deed and the facts herein stated as true, this 27th day of September, 2007.

/s/ Angela P. Winter
Angela P. Winter, Authorized Person

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